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                                   Exhibit 10C

                   Consulting Agreement with Mr. Stan Esecson

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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is made and entered into effective as of the 14th day of April, 2000 between SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation (the "Company"), and MR. STAN ESECSON (the "Consultant"), with reference to the following facts:

         A. The Consultant is a knowledgeable marketing executive who possesses creativity, business contacts and initiative, and whose efforts in marketing of the Company's products are expected to assist in the development and growth of the Company and its business.

         B. The Company is an innovative leader in the field of water filtration, with a strong commitment to the development and use of proprietary water filtration technology to eliminate disease and suffering resulting from water-borne illnesses throughout the world.

         C. The Company believes that the future growth, profitability and success of the Company's business will be advanced by the engagement of the Consultant to assist with the marketing of the Company's products. The Company desires, therefore, to secure for the Company and its affiliates the benefit of the Consultant's reputation, experience and ability on the terms set forth herein.

         NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Consulting Engagement

         The Company hereby agrees to engage the Consultant and the Consultant hereby accepts an engagement to assist with the marketing of the Company's products, on the terms and subject to the conditions hereinafter set forth in this Consulting Agreement (hereinafter the "Agreement").

2.       Term

         (a) Subject to the provisions and conditions of this Agreement, the term of this Agreement shall commence on the effective date of this Agreement, and shall continue through April 13, 2001 (referred to herein as the "Initial Term"), provided that the term of this Agreement shall be subject to extension(s) pursuant to the provisions of this Section 2 and to earlier termination pursuant to Section 5 herein (which defines terminating events).

         (b) On or before March 31, 2001, and on each March 31 thereafter, the Board of Directors of the Company (the "Board") shall review this Agreement and the Consultant's performance hereunder and shall determine whether to extend the term of this Agreement for an


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additional calendar year. For purposes of this Agreement, a reference to an
"extension date" shall pertain to any such March 31 as of which this Agreement is extended to an additional calendar year under the provisions hereof, and a reference to the "term" of this Agreement shall be inclusive of the Initial Term and any extension(s) under the operation of this Section. In the event of any extension(s) hereunder all provisions and conditions of this Agreement shall remain in effect.

3. Duties of Consultant

         (a) Subject to the provisions and conditions contained herein, the Company hereby engages the Consultant and the Consultant hereby agrees to render services to the Company to assist the Company with the marketing of its products. In that capacity, the Consultant agrees to assist the Company (i) with the design and layout of a book on water quality, and agrees to print and deliver the first 5,000 copies of that book; (ii) with the development of a public relations campaign utilizing articles written and distributed to major print outlets; (iii) in promoting Mr. Carl Palmer as an expert in the field of drinking water quality, and arranging talk show interviews for Mr. Palmer to promote and publicize his expertise in that area; (iv) with the creation of a one minute television advertisement for the Company's portable filtration products; and (v) with such graphics arts assistance as the parties shall mutually agree, which shall include, without limitation, the design work on new bottle labels and the design work for a point of purchase display for the Company's counter top filtration units.

         (b) The Consultant agrees that during the term hereof he shall devote such time to the business of the Company as the parties shall mutually agree. The Consultant agrees that except as the parties may otherwise agree in writing, during the term of this Agreement he will not, directly or indirectly, provide services on behalf of any competitive company a material part of the business of which involves the manufacture or distribution of water purification products, or on behalf of any subsidiary or affiliate of any such competitive entity, as an employee, consultant, independent contractor, agent, spokesperson, sole proprietor, partner, joint venturer, corporate officer or director; nor shall the Consultant acquire by reason of purchase during the term of this Agreement the ownership of more than 1% of the outstanding equity interest in any such competitive entity. Nothing herein is intended to restrict the right of Consultant to invest in or perform services on behalf of any company if by doing so Consultant can in no way be perceived as supporting or endorsing a competing water purification product or as supporting or endorsing any company or affiliate of a company selling or manufacturing any competing water purification product.

         (c) Consultant 's relationship to the Company shall be that of an independent contractor to the Company and not that of an agent, employee or other representative of the Company.

         (d) During and after the term of this Agreement, the Consultant shall not disclose to any person (other than an employee or agent of the Company or any affiliate entitled to receive the same) any confidential information relating to the business of the Company or any affiliate and obtained by him while providing services to the Company, without the consent of the Board, or until such information ceases to be confidential. The term "confidential information" as used herein shall


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include any information provided by either party which is not contained in marketing or publicity materials or otherwise available to the public, and which was not previously obtained by the other party from other sources. Confidential information shall include, but not be limited to, any information with respect to the business of the Company, its products, services, marketing plans, research and development. Confidential information may be physically manifested in any form, including, but not limited to, oral and written communications, documents, drawings, films, photographs or magnetic storage. Notwithstanding the foregoing, the Consultant shall not be precluded from disclosures respecting the Company where made pursuant to compulsory legal process or when otherwise required by an appropriate government agency, or to Consultant's attorneys as a confidential communication and to the extent necessary to protect Consultant's interests.

4. Compensation

         As compensation for the performance of Consultant's services hereunder the Company shall issue to the Consultant a nonqualified stock option to acquire 250,000 shares of the restricted common stock of the Company, containing such terms and conditions, including vesting restrictions, as the parties shall mutually agree. The option shall be for a term of three years, and the exercise price for the shares subject to the option shall equal the market price of the Company's common stock on the date the stock option is granted. In the event the Company prepares and files a stock registration statement under which all or part of the stock subject to the Consultant's stock option may be registered the Company agrees to include within that registration statement and register that number of shares of common stock as the parties hereto shall mutually agree, up to one-third of the shares of stock subject to the Consultant' stock option agreement.

5. Termination

         (a) Terminating Events. This Agreement may be terminated or suspended prior to the expiration of its term in accordance with the following:

              (i) Death. This Agreement shall terminate upon the Consultant's death.

              (ii) Disability. In the event that the Consultant becomes disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, this Agreement shall terminate on the date upon which the Consultant is determined to be disabled unless the Consultant resumes the performance of substantially all of his duties under this Agreement within 180 days thereafter.

              (iii) Cause. This Agreement shall be subject to termination by the
                    Board for cause, which for purposes of this Agreement shall mean a termination on the grounds of the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the stated duties under this Agreement or willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or in the event of a material breach by the

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                    Consultant of any provision of this Agreement. For purposes of this Agreement, the Consultant shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Consultant a written notice informing the Consultant that he has been found guilty of misconduct of the type described in this Section 5(a)(iii) and specifying the particulars thereof in detail, and, in the case of misconduct that can be cured, the Consultant shall have failed to cure the same within a reasonable period of time thereafter.

6. Definition of "Affiliate"

         The term "affiliate", as used in this Agreement, shall mean any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter, directly or indirectly, controls, is controlled by, or is under common control with the Company, including without limitation, any subsidiary of the Company.

7. Nonassignment

         (a) The obligations and duties of the Consultant under this Agreement are personal and not assignable. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and its assigns. As used in this Agreement, the term "successor" shall include any firm, corporation or other business entity which at any time, whether by merger, consolidation, conversion or other corporate reorganization involving the Company, acquires all or substantially all of the assets or business of the Company. This Agreement may not be assigned by the Company without the prior written consent of the Consultant.

         (b) Neither the Consultant nor his wife or his estate shall have any right to alienate, pledge, hypothecate, encumber or dispose of the right to receive payments under this Agreement, nor shall such payments be subject to pledge, attachment or claims of creditors. Such payments and the rights thereto are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, the Company shall not be bound thereby and shall be relieved of its liability under this Agreement by making payments in accordance with this Agreement to the parties designated to receive payments under this Agreement.

8. Successors

         This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Consultant should die while any amounts are payable to him hereunder, all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to the Consultant's estate, unless the Consultant has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notices may be changed from time to time at the option of the Consultant, subject to the consent of the Consultant's spouse if his spouse then has an enforceable interest in such benefits).

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9. Waiver And Modification

         Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transaction hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

10. Governing Law; Severability

         This Agreement shall be governed by and construed in accordance with the laws of California. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

11. Arbitration

         Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement shall be submitted for arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association and shall be heard by the American Arbitration Association in Los Angeles, California. Arbitration shall be the exclusive dispute resolution process used by the parties hereto. Any party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration and any judicial determinations relating thereto, including but not limited to motions to confirm and appeals with respect to such judicial determinations. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered on any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator's decision

12. Notices

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

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         TO THE COMPANY:
         Seychelle Environmental Technologies, Inc.
         32921 Calle Perfecto
         San Juan Capistrano, California 92675
         Attention: Mr. Carl Palmer

         TO CONSULTANT:
         Mr. Stan Esecson
         P.O. Box 7735
         Laguna Niguel, CA 92607

         The date of personal delivery or the date three days after mailing shall be deemed to be the effective date of such notice, demand or communication.

13. Headings

         Headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

14. Entire Agreement

         This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the matters addressed herein. Except as otherwise provided herein, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed herein.

15. Counterparts

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

16. Further Acts

         The parties hereto agree to execute and deliver such papers, documents and instruments and to perform such acts as are necessary or appropriate to implement the terms of the Agreement and the intent of the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the day and year first above written.

                                        Mr. Stan Esecson (the "Consultant")

                                        /s/ Stan Esecson
                                        -----------------------------
                                            Stan Esecson

SEYCHELLE ENVIRONMENTAL TECHNOLOGIES, INC. (the "Company")

         By:  /s/ Carl W. Palmer
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            Carl W. Palmer,
            President and Chief Executive Officer

         By:  /s/ Paul H. Lusby
            ------------------------
            Paul H. Lusby,
            Secretary

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